EXHIBIT 21

Subsidiaries of Registrant

Macatawa Bank — 100% owned
Incorporated as a Michigan Banking Corporation
10753 Macatawa Drive
Holland, Michigan 49424

Macatawa Statutory Trust I — 100% owned
Statutory Trust under the laws of the State of Connecticut
10753 Macatawa Drive
Holland, Michigan 49424

Macatawa Statutory Trust II — 100% owned
Statutory Trust under the laws of the State of Delaware
10753 Macatawa Drive
Holland, Michigan 49424

Macatawa Bank Mortgage Company
100% owned by Macatawa Bank
Incorporated as a Michigan corporation
10753 Macatawa Drive
Holland, Michigan 49424